UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 28, 2024
Expensify, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41043	27-0239450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 SW 5th Ave
Portland, Oregon 97204
(Address of Principal Executive Offices) (Zip Code)
(971) 365-3939
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EXFY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
On August 29, 2024, Expensify, Inc. (the “Company”) repaid in full the mortgage for its commercial building in Portland, Oregon and terminated the associated Loan Agreement, dated August 22, 2019, by and between the Company as guarantor, 401 SW 5th Ave LLC, as borrower, and Canadian Imperial Bank of Commerce (“CIBC”), as lender (the “Loan Agreement”), and the Secured Promissory Note issued thereunder (together with the Loan Agreement, the “Loan Documents”). A summary of the material features of the Loan Documents can be found in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Credit Facilities—Amortizing Term Mortgage” in the Company’s Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2024, and such summary is incorporated by reference into this Item 1.02 in its entirety. Upon receipt of such repayment and termination of the Loan Documents,, (i) all obligations of each party arising under or related to the Loan Documents were paid in full; (ii) all related liens were released; and (iii) any collateral which was held by CIBC, securing the outstanding obligations under the Loan Documents, was returned.
Item 8.01 Other Events.
On August 28, 2024, the Company entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Barrett Trust LLC (“Seller”), pursuant to which the Company agreed to purchase an aggregate of 645,938 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company owned by Seller at a price of $2.33839 per share, which represents a weighted average price for the Class A Common Stock of the Company for the three (3) trading-day period ending August 27, 2024 as reported by Nasdaq. The aggregate purchase price for this repurchase transaction was $1,510,455.90. The closing of such repurchase transaction is expected to occur on or about September 3, 2024. Upon closing of the repurchase, the 645,938 shares of Class A Common Stock will be retired and will resume the status of authorized but unissued shares. The shares repurchased were repurchased under the Company’s previously announced repurchase program. Following this repurchase, the Company has approximately $39.5 million remaining under its repurchase authorization.
The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the text of the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Purchase and Sale Agreement, dated as of August 28, 2024, by and between Expensify, Inc. and Barrett Trust LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expensify, Inc.

By:	/s/ Ryan Schaffer
Name:	Ryan Schaffer
Title:	Chief Financial Officer
Date: September 3, 2024